UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2014 (July 22, 2014)

Solera National Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53181	02-0774841
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

319 S. Sheridan Blvd.
Lakewood, CO 80226
303-209-8600
(Address and telephone number of principal executive offices)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment/Resignation of Directors

On July 22, 2014, the Board of Directors of Solera National Bancorp, Inc. (the "Company") and its wholly-owned subsidiary Solera National Bank (the “Bank”), increased the size of both boards to seven members. Subsequently, the boards' of the Company and the Bank appointed Messrs. Robert J. Fenton, Eric Liebman and Rene Morin to serve on the board of directors. Also on July 22, 2014, Mr. Lars Johnson gave his resignation, effectively immediately, from both the Company's and Bank's board of directors. Mr. Johnson did not have any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. Fenton currently serves as the Company's and Bank's President and Chief Executive Officer. Prior to that, Mr. Fenton was the Company's and Bank's Executive Vice President, Chief Financial Officer and Secretary from its opening in September 2007 until March 2014.

Mr. Liebman is a business and litigation attorney with Moye White LLP in Denver. He joined Moye White in 1996 and has conducted more than 50 jury trials, bench trials, arbitrations and evidentiary and procedural hearings. Mr. Liebman began his career as a law clerk for Colorado Supreme Court Chief Justice Anthony F. Vollack. He is active on the CBA's Ethics Committee, serves on The Colorado Lawyer's Board of Editors, and has chaired the Judicial Performance Commission for the 17th Judicial District. Mr. Liebman is on the board of Family Star, a nonprofit that provides early education opportunities to underserved populations and is a past recipient of the CBA's Metro Volunteer Lawyers Award.

Mr. Morin is a petroleum engineer, a career he started after graduating college in 1978 and joining Chevron USA Inc. Currently, he is Vice President and Partner of RIM Operating, Inc. a company he helped form in 1991 to acquire oil and gas properties. He is also owner of Bluebonnet Energy Corporation which he started in 1985. Additionally, Mr. Morin is Vice President of RIM Offshore Inc. and General Partner of RIM LLLP and RIM Nominee Partnership. Mr. Morin was an original investor in Solera National Bancorp, Inc. and is very involved in the Hispanic community in Denver. He currently serves as President of the Latin American Education Foundation (LAEF). He has been on the board of directors of LAEF since 2007.

The Company has not entered into any agreement, arrangement or understanding with Mr. Liebman or Mr. Morin regarding their appointment to the Company’s board of directors. The compensation program for non-employee directors has not yet been determined. Mr. Fenton will be compensated for his position as President and CEO of the Company and the Bank but will receive no further compensation for his service as a board member.

Appointment of Officers

Also on July 22, 2014, the Board appointed Ms. Melissa Larkin to be the Company's and Bank's Senior Vice President, Chief Financial Officer and Secretary. Ms. Larkin, age 35, joined the Bank when it opened in September 2007 and has served as the Company's and Bank's Vice President, Controller during that time. Ms. Larkin has a Masters in Accounting from the University of Denver, is a CPA (inactive), and has approximately 10 years experience in the banking industry. Ms. Larkin will receive a $2,115 weekly salary and participation in standard employee benefits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Solera National Bancorp, Inc.
(Registrant)

Date: July 28, 2014	By:	/s/ Robert J. Fenton
	Name:	Robert J. Fenton
	Title:	President & Chief Executive Officer